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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (No. 333-66450, 333-40172, 333-83943, 333-50847,
333-69981 and 333-50845) of PC Connection, Inc. of our report dated February 14, 2002 relating to the financial statements of MoreDirect, Inc. (formerly known as MoreDirect.com, Inc.) which appears in the Current Report on Form 8-K/A of PC Connection, Inc. dated June 18, 2002.

/s/ PRICEWATERHOUSE COOPERS LLP

Miami, Florida
June 18, 2002